HILL
                                     &
                                   BARLOW
                         A PROFESSIONAL CORPORATION

                         ONE INTERNATIONAL PLACE
                     BOSTON, MASSACHUSETTS 02110-2607
           TELEPHONE (617) 439-3555    FACSIMILE (617) 439-3080

                                Exhibit 5
                                ---------

                                    October 28, 1994

New England Business Service, Inc.
500 Main Street
Groton, Massachusetts 01471

Gentlemen:

     We have acted as counsel for New England Business Service, Inc., a Delaware corporation (the "Company"), with respect to a proposed offering of a maximum of 1,500,000 shares of the Company's Common Stock ($1.00 par value) (the "Common Stock") to eligible employees and directors of the Company pursuant to The NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan and the New England Business Service, Inc. Stock Compensation Plan, each adopted by the Board of Directors of the Company on July 22, 1994 and ratified by the Company's Stockholders on October 28, 1994 (the "Plans"). We have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the proposed offering.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the Plans, as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The Common Stock has been duly authorized by all necessary corporate action of the Company.

     2.  Each of the Plans has been duly adopted by the Company.

     2. The Common Stock, upon issuance and delivery against payment as provided in the Plans, will be validly issued, fully paid and non-assessable.

 HILL
  &
BARLOW

   New England Business Service, Inc.
   October 28, 1994
   page two


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

                                Very truly yours,

                                HILL & BARLOW
                                A Professional Corporation


                                By:  /s/ Joseph R. Ramrath
                                     --------------------------
                                     Joseph R. Ramrath, Member
                                        of the Firm